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                                                                   EXHIBIT 10.25


                            SECOND AMENDMENT TO THE
                              NEW GRANCARE, INC.
                    OUTSIDE DIRECTORS STOCK INCENTIVE PLAN



  THIS SECOND AMENDMENT is made on the ________ day of ___________, 1997, by GRANCARE, INC., a Delaware corporation ("Primary Sponsor").



                                 INTRODUCTION
                                 ------------



  The Primary Sponsor maintains the GranCare, Inc. Outside Directors Stock Incentive Plan (the "Plan"), effective February 12, 1997.

  The Plan currently states that, as of the date of initial election or appointment of an individual as an eligible director, such director will receive a stock option (the "Stock Option") to purchase 10,000 shares of common stock of the Primary Sponsor.

  The Primary Sponsor now desires to amend the Plan to increase the number of shares of common stock of the Primary Sponsor subject to the Stock Option that directors will receive as of the date of the initial election or appointment as an eligible director.



                                 AMENDMENT
                                 ---------


1. Effective February 12, 1997, the Plan is amended by deleting Section 6.1 in its entirety and substituting the following language:


          "6.1   As of the date of the initial election or appointment of
     an individual as an Eligible Director, such Director shall be granted a Stock Option to purchase 15,000 shares of Common Stock upon the terms and conditions of this Section 6."


2. Effective February 12, 1997, the Plan is amended by deleting Section 6.2 in its entirety and substituting the following language:


          "6.2   On the date of each annual meeting of the shareholders
     of the Company, beginning with the 1997 annual meeting, each individual who is at that time serving as an Eligible Director, whether or not such individual is standing for re-election as a member of the Board of Directors at that particular meeting, shall be granted a Stock Option to purchase 6,000 shares of Common Stock upon the terms and conditions of the this Section 6, provided such individual has served as a member of the Board of Directors for at least six (6) months (service as a member of the Board of Directors shall include service as a director of GranCare, Inc. prior to the Distribution of New GranCare, Inc.), until the Director has received grants of Stock Options under this Plan, covering a total of 27,000 shares of Common Stock."


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     Except as specifically amended by this Second Amendment, the Plan will remain in full force and effect as prior to this Second Amendment.



     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the day and the year first above written.


                                      GRANCARE, INC.


                                      By:
                                         -------------------------------

                                      Title:
                                            ----------------------------


ATTEST:

By:
   -----------------------------

Title:
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